   As filed with the Securities and Exchange Commission on December 13, 1996

                                                      Registration No. 333-14275
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                           NOBLE AFFILIATES, INC.
           (Exact name of registrant as specified in its charter)


            DELAWARE                                        73-0785597
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA  73401
                                 (405) 223-4110
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            --------------------

                                 ROBERT KELLEY
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             NOBLE AFFILIATES, INC.
                               110 WEST BROADWAY
                            ARDMORE, OKLAHOMA  73401
                                 (405) 223-4110
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            --------------------

                                   Copies to:

       ROBERT D. CAMPBELL                                EDWIN D. WILLIAMSON
      MICHAEL L. BENGTSON                                SULLIVAN & CROMWELL
    THOMPSON & KNIGHT, P.C.                         1701 PENNSYLVANIA AVE., N.W.
1700 PACIFIC AVENUE, SUITE 3300                     WASHINGTON, D.C.  20006-5805
      DALLAS, TEXAS 75201                                  (202) 956-7500
         (214) 969-1700

                            --------------------

       THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION 6,274,543 SHARES OF COMMON STOCK, PAR VALUE $3.33 1/3 PER SHARE, OF THE REGISTRANT. THIS POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.

================================================================================

                          DEREGISTRATION OF SECURITIES


       In accordance with its undertaking pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-14275) to remove from registration all securities registered pursuant to such Registration Statement that remain unsold at the termination of the offering.

       Accordingly, the Registrant hereby removes from registration 6,274,543 shares of its common stock, par value $3.33 1/3 per share, representing all securities that remained unsold as of the termination of the offering.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ardmore, State of Oklahoma, on the 13th day of December, 1996.


                                      NOBLE AFFILIATES, INC.


                                      By: /s/ Robert Kelley
                                         ---------------------------------------
                                          Robert Kelley
                                          Chairman of the Board,
                                          President and Chief Executive Officer


       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             Signatures and Titles                            Date
             ---------------------                            ----
                /s/ Robert Kelley                       December 13, 1996
 ---------------------------------------------
                 Robert Kelley
    Chairman of the Board, President, Chief
   Executive Officer and Director (Principal
               Executive Officer)


                /s/ William D. Dickson                  December 13, 1996
 ---------------------------------------------
               William D. Dickson
     Vice President - Finance and Treasurer
  (Principal Financial and Accounting Officer)


                /s/ Alan A. Baker           *           December 13, 1996
 ---------------------------------------------
                 Alan A. Baker
                    Director

                /s/ Michael A. Cawley       *           December 13, 1996
 ---------------------------------------------
               Michael A. Cawley
                    Director

             Signatures and Titles                            Date
             ---------------------                            ----
                /s/ Edward F. Cox           *           December 13, 1996
 ---------------------------------------------
                 Edward F. Cox
                    Director

                /s/ James C. Day            *           December 13, 1996
 ---------------------------------------------
                  James C. Day
                    Director


                /s/ Harold F. Kleinman      *           December 13, 1996
 ---------------------------------------------
               Harold F. Kleinman
                    Director


                /s/ George J. McLeod        *           December 13, 1996
 ---------------------------------------------
                George J. McLeod
                    Director


 *By:    /s/ William D. Dickson                         December 13, 1996
       ---------------------------------------
               William D. Dickson
                Attorney-in-Fact





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